Exhibit T3A-11

                                    Delaware
                                 The First State

         I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "COVANTA ENERGY RESOURCE CORP." AS RECEIVED AND FILED IN THIS OFFICE.

         THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

         CERTIFICATE OF INCORPORATION, FILED THE ELEVENTH DAY OF JANUARY, A.D. 1983, AT 11:30 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "BLOUNT ENERGY RESOURCE CORP." TO "OGDEN ENERGY RESOURCE CORP.", FILED THE TWENTY-EIGHTH DAY OF MAY, A.D. 1991, AT 12 O'CLOCK P.M.

         CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE SIXTH DAY OF FEBRUARY, A.D. 1996, AT 9 O'CLOCK A.M.

         CERTIFICATE OF AMENDMENT, CHANGING ITS NAME FROM "OGDEN ENERGY RESOURCE CORP." TO "COVANTA ENERGY RESOURCE CORP.", FILED THE FOURTEENTH DAY OF MARCH, A.D. 2001, AT 9 O'CLOCK A.M.

         AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION.



                    [Seal]            /s/ Harriet Smith Windsor

                                      Harriet Smith Windsor, Secretary of State


0952230-8100H                         AUTHENTICATION:  2949950


040132978                             DATE: 02-24-04


                          CERTIFICATE OF INCORPORATION

                                       OF

                          BLOUNT ENERGY RESOURCE CORP.

                  1. The name of the corporation is:

                          BLOUNT ENERGY RESOURCE CORP.

                  2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                  3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                  4. The total number of shares of Common stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

                  5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by ballot.

                  6. The name and mailing address of the incorporator is:

                                                     L. M. Custis
                                                     100 West Tenth Street
                                                     Wilmington, Delaware 19801

                  I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 11th day of January, 1983.

                                                     /s/ L. M. Custis
                                                     ----------------------
                                                     L. M. Custis

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                          BLOUNT ENERGY RESOURCE CORP.

                  Blount Energy Resource Corp. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

                  1. That pursuant to written consents of the Board of Directors and the sole stockholder of the Corporation, resolutions were duly adopted amending the Certificate of Incorporation of the Corporation as follows:

                  RESOLVED, that Article 1 of the Certificate of Incorporation is amended to read as follows:

                  "1. The name of the corporation is:

                           Ogden Energy Resource Corp."

                  2. That the foregoing amendment to the Certificate of Incorporation was duly adopted in accordance with Section 242 of the Delaware General Corporation Law.

                  3. That the capital of the Corporation shall not be reduced under or by reason of said amendment.

                           IN WITNESS WHEREOF, said Blount Energy Resource Corp. has caused this Certificate to be signed by its Executive Vice President and Secretary this _24th_ day of _May_ 1991.

                                                    /s/ William C. Mack
                                                    -------------------
                                                    William C. Mack
                                                    Executive Vice President and
                                                    Secretary

Attest:

/s/ Patricia Collins
--------------------
Patricia M. Collins
Assistant Secretary



             CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
                             AND OF REGISTERED AGENT


It is hereby certified that:

                  1. The name of the corporation (hereinafter called the "corporation") is

                           OGDEN ENERGY RESOURCE CORP.

                  2. The registered office of the corporation within the State of Delaware is hereby changed to 1013 Centre Road, City of Wilmington 19805, County of New Castle.

                  3. The registered agent of the corporation within the State of Delaware is hereby changed to The Prentice-Hill Corporation System, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.

                  4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on         ____, 19__



                               /s/ Jeff Horowitz
                               -----------------
                               Authorized Officer

            CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

                                       OF

                           OGDEN ENERGY RESOURCE CORP.



It is hereby certified that:

                  1. The name of the corporation (hereinafter the "corporation") is OGDEN ENERGY RESOURCE CORP.

                  2. The certificate of incorporation of the corporation is hereby amended by striking out Article One thereof and by substituting in lieu of said Article the following new Article:

                  Article One: The name of the corporation (hereinafter called the "corporation") is COVANTA ENERGY RESOURCE CORP.

                  3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provision of Section 242 and 228 of the General Corporation Law of the State of Delaware.

                  IN WITNESS WHEREOF, I have duly executed this certificate of amendment this 14th day of March, 2001.



                                                      /s/ Patricia Collins
                                                      --------------------
                                                      Name:  Patricia Collins
                                                      Title:  Asst. Secretary